                                                                     Exhibit 2.3



                           TPR CONTRIBUTION AGREEMENT


         THIS TPR CONTRIBUTION AGREEMENT (the "Agreement") is executed and entered into effective as of the 31st day of March 2000, by and among (i) The Princeton Review, Inc., a Delaware corporation ("TPR"), (ii) each of the persons listed on Schedule I attached hereto (collectively, the "Stockholders") and
(iii) TPR Holdings, Inc., a Delaware corporation ("Newco").

                                    RECITALS


         A. TPR, the Stockholders and Newco desire to enter into this Agreement to set forth the terms and conditions pursuant to which they have agreed to exchange their respective common stock ownership interests in TPR for shares of capital stock of Newco in a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended.

         B. The Stockholders and TPR are parties to an Amended and Restated Stockholders Agreement, dated as of the 1st day of January 1996 (the "Stockholders Agreement") in respect of their shares of capital stock in TPR.

         C. In connection with the consummation of the transactions described below, the Stockholders and TPR desire to terminate the Stockholders Agreement as hereinafter set forth in this Agreement.

                                    AGREEMENT


         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

         1. Conversion of Common Stock Ownership Interests in TPR into Newco Class A Common Stock and Class B Common Stock. Subject to the satisfaction of the conditions set forth below in paragraph (f) of this Section 1, each of the Stockholders hereby agrees to transfer to Newco all of his or her shares of common stock, $.01 per share par value, of TPR (collectively, the "TPR Stock") solely in exchange for the issuance to such party of shares of Voting Class A Common Stock, $.01 per share par value, of Newco (the "Class A Common Stock") or Non-Voting Class B Common Stock, $.01 per share par value, of Newco (the "Class B Common Stock"), as follows:

            (a) All shares of TPR Stock held by John Katzman ("Katzman") shall be exchanged for the number of shares of Class A Common Stock listed next to his name on Schedule I attached hereto.
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            (b) All shares of TPR Stock held by each of the Stockholders other than Katzman shall be exchanged for the number of shares of Class B Common Stock listed next to their names on Schedule I attached hereto.

            (c) In connection with the exchange of his or her shares of TPR Stock for shares of Class A Common Stock or Class B Common Stock, each Stockholder represents and warrants (solely with respect to himself or herself ) to Newco as follows:

                (i) Such Stockholder has a pre-existing business relationship with Newco and its affiliates and by reason of his or her business or financial experience is capable of evaluating the merits and risks of an investment in the shares of Class A Common Stock or Class B Common Stock of Newco and of protecting his or her own interests in connection with such investment.

                (ii) Such Stockholder has not seen, received, been presented with or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertising, radio or television advertisement or any other form of advertising or general solicitation with respect to the proposed issuance and sale of the Class A Common Stock or Class B Common Stock to such Stockholder contemplated by this Agreement.

                (iii) Such Stockholder is acquiring the shares of Class A Common Stock or Class B Common Stock to be issued to him or her at the Closing (as defined below) for investment purposes for his or her own account only and not with a view to or for sale in connection with any distribution of all or any part of the Class A Common Stock or Class B Common Stock. No other Person will have any direct or indirect interest in or right to the shares of Class A Common Stock or Class B Common Stock issued to such Stockholder at the Closing.

                (iv) Such Stockholder is financially able to bear the economic risk of an investment in the Class A Common Stock or Class B Common Stock, including a total loss of the value of such investment.

                (v) Such Stockholder acknowledges that the Class A Common Stock or Class B Common Stock to be issued to him or her hereunder has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under Delaware law, the New York General Business Law, as amended, or any other applicable blue sky laws in reliance, in part, on his or her representations, warranties and agreements contained in this paragraph (b).

                (vi) Such Stockholder understands that the Class A Common Stock or Class B Common Stock to be issued to him or her hereunder will be "restricted securities" as defined in Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act because such Class A Common Stock or Class B Common Stock will be acquired from Newco in a transaction not involving a public offering, that such Class A Common Stock or Class B Common Stock may be resold by such Stockholder without registration under the Securities Act only in certain limited circumstances and that otherwise such Class A Common Stock or Class B Common Stock must be held indefinitely. In this connection, such Stockholder understands the resale limitations imposed by the Securities Act and is familiar with Rule 144


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
promulgated by the Securities and Exchange Commission, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of such Class A Common Stock or Class B Common Stock.

                (vii) Such Stockholder acknowledges that the Class A Common Stock or Class B Common to be acquired by him or her hereunder is a speculative investment which involves a substantial degree of risk of loss of his or her entire investment in Newco, that such Stockholder understands and takes full cognizance of the risk factors related to the purchase of the Class A Common Stock or Class B Common Stock to be acquired by him or her hereunder and that Newco is newly organized and has no financial or operating history.

                (viii) Such Stockholder has received and reviewed all information he or she considers necessary or appropriate for the purpose of deciding whether to purchase the Class A Common Stock or Class B Common Stock pursuant to the provisions of this Agreement. Such Stockholder has had an opportunity to ask questions of and receive answers from Newco and its representatives regarding the terms and conditions of purchase of the Class A Common Stock or Class B Common Stock contemplated hereby and regarding the business, financial affairs and other aspects of Newco and has further had the opportunity to obtain all information which such Stockholder deemed necessary to evaluate the investment in Class A Common Stock or Class B Common Stock contemplated hereby and to verify the accuracy of information otherwise provided to him or her in connection with such investment.

                (ix) Such Stockholder is an "accredited investor" within the meaning of Rule 501 promulgated by the Securities and Exchange Commission.

                (x) Such Stockholder has been advised by Newco and its representatives to consult with his or her own attorney regarding all legal matters related to the investment in the Class A Common Stock or Class B Common Stock contemplated hereby, has done so, to the extent he or she considers necessary and is not relying on any legal advice provided by Newco or any of its representatives in connection with the transactions contemplated hereby.

            (c) In connection with the issuance of the Class A Common Stock or Class B Common Stock in exchange for the TPR Stock of the Stockholders, Newco hereby represents and warrants to each of the Stockholders as follows:

                (i) Newco is a newly-organized corporation which has not heretofore conducted any business operations and does not have any assets, obligations or liabilities of any type or kind and Newco is not a party to any agreement or arrangement with any person other than certain agreements entered into by Newco in connection with the initial issuance of its shares of Class A Common Stock and Class B Common Stock as contemplated by paragraph (d) of this
Section 1.

                (ii) The authorized capital stock of Newco consists of 20,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock, none of which have been issued. Except as contemplated by paragraph (d) of this Section 1, there is no subscription, option, warrant, call, right, agreement or other commitment to which Newco is a party or by which Newco is bound relating to the issuance of shares of capital stock of Newco.

                (iii) The issuance and sale of the shares of Class A Common Stock or Class B Common Stock at the Closing and the consummation of the other transactions related thereto to which Newco is a party have been duly and validly authorized by all necessary action on the part of Newco and no other corporate proceedings on the part of Newco are necessary to authorize such issuance and sale and such consummation.

                (iv) Upon the issuance thereof at the Closing, each share of Class A Common Stock or Class B Common Stock issued pursuant to the provisions of this Section 1 shall be duly authorized, validly issued, fully paid and non-assessable.

            (d) The exchange of the TPR Stock for shares of Class A Common Stock or Class B Common Stock shall take place at a closing (the "Closing") which will be held at the offices of Newco's counsel, Patterson, Belknap, Webb & Tyler LLP, 1133 Avenue of the Americas, New York, New York 10036-6710 at 10:00 a.m. on April 1, 2000 (the "Closing Date"), subject to the satisfaction of the following conditions:

                (i) The Certificate of Incorporation and Bylaws of Newco in the forms attached hereto as Exhibits A and B, respectively, shall not have been amended or modified since the dates of their respective adoption and shall continue to be in full force and effect as of the Closing Date and each Stockholder shall have received a Certificate from the Secretary of Newco dated the Closing Date to such effect.

                (ii) Simultaneously with the Closing, Random House TPR, Inc., a Delaware corporation ("RH"), shall have transferred to Newco all of its membership interest in Princeton Review Publishing Company, L.L.C., a Delaware limited liability company ("Publishing LLC"), and all of its membership interests in each of Princeton Review Management, L.L.C., a Delaware limited liability company, Princeton Review Products, L.L.C., a Delaware limited liability company, and Princeton Review Operations, L.L.C., a Delaware limited liability company, solely in exchange for the issuance to RH of the number of shares of Class A Common Stock set forth on Schedule II annexed hereto.

                (iii) Simultaneously with the Closing, the Non-Voting Members of Publishing LLC shall have transferred to Newco all of their Non-Voting Membership Interests in Publishing LLC solely in exchange for the issuance to such Non-Voting Members of the number of shares of Class B Common Stock set forth in Schedule III annexed hereto.

                (iv) The representations and warranties of each Stockholder set forth in this Agreement shall be true and correct in all material respects as of the time immediately prior to the consummation of the transactions contemplated by this Section 1 at the Closing and Newco shall have received a Certificate from each Stockholder dated the Closing Date to such effect.


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
                (v) The representations and warranties of Newco set forth in this Agreement shall be true and correct in all material respects as of the time immediately prior to the consummation of the transactions contemplated by this
Section 1 at the Closing and each Stockholder shall have received a Certificate from the Secretary of Newco dated the Closing Date to such effect.

                (vi) Simultaneously with the Closing each of the Stockholders, RH and the Non-Voting Members shall have executed and delivered a Stockholders Agreement in the form of Exhibit C attached hereto with respect to their shares of Class A Common Stock and Class B Common Stock of Newco.

            (e) Effective upon the consummation of the transactions contemplated by this Section 1 at the Closing, each of TPR and the Stockholders acknowledges and agrees that the Stockholders Agreement shall be terminated and of no further force or effect.

            (f) At the Closing, each Stockholder shall deliver to Newco the certificates representing the shares of TPR stock to be exchanged for the Class A Common Stock or Class B Common Stock, duly endorsed for transfer and such certificates shall be free and clear of any liens, charges or encumbrances. At the Closing, Newco shall deliver to each Stockholder a certificate representing the shares of Class A Common Stock or Class B Common Stock being issued to such Stockholder. If it is inconvenient for any Stockholder to conduct a physical closing at the Closing, the transactions contemplated by this Section 1 may be conducted by mail or messenger service, if such a procedure is feasible, so long as all documentation is provided in accordance with the requirements of this paragraph (f).

         2. Miscellaneous.

            (a) This Agreement may be amended, modified or supplemented only by written agreement of all of the parties hereto.

            (b) Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this paragraph
(b).

            (c) The representations and warranties of the Stockholders and Newco set forth in Section 1 shall survive the Closing and will expire on the first anniversary of the Closing. Each Stockholder agrees to indemnify, defend and hold Newco harmless from and against any losses, liabilities, costs, expenses or other damages (including reasonable attorneys' fees) (collectively, the "Indemnified Losses") arising out of any breach of any of such Stockholder's representations and warranties set forth in Section 1 of this Agreement, Newco agrees to indemnify, defend and hold each Stockholder harmless from and against any


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
Indemnified Losses arising out of any breach of any of Newco's representations and warranties set forth in Section 1 of this Agreement.

            (d) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at their respective addresses set forth on the books and records of TPR (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof).

            (e) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of all of the other parties hereto, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

            (f) This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

            (g) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (h) The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

            (i) This Agreement, including the Schedules and Exhibits hereto and the documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

            (j) Except as otherwise specifically provided in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred by any party in connection with the Agreement and the transactions contemplated hereby will be paid by such party.


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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.



                                              TPR Holdings, Inc.

                                              By: /s/ John S. Katzman
                                                  -------------------



                                              The Princeton Review, Inc.

                                              By: /s/ John S. Katzman
                                                  -------------------



                                              /s/ John S. Katzman
                                              -------------------

                                              John Katzman



                      [SIGNATURE PAGE TO TPR CONTRIBUTION]


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
MANAGEMENT STOCKHOLDERS:

/s/ Bruce Task                                         /s/ Mark Chernis
----------------------                                 ---------------------
Name:    Bruce Task                                    Name:  Mark Chernis
Title:                                                 Title:  Chief Operating Officer
Address:                                               Address: 101 West 90th, NY, NY
Fax No.:                                               Fax No.:


/s/ Alicia Ernst                                       /s/ Jay Rosner
----------------------                                 ---------------------
Name:    Alicia Ernst                                  Name:  Jay Rosner
Title:                                                 Title:
Address:                                               Address:
Fax No.:                                               Fax No.:


/s/ Jay Shulman                                        /s/ Harold K. Lee
----------------------                                 ---------------------
Name:    Jay Shulman                                   Name:  Harold K. Lee
Title:                                                 Title:
Address: 2 Forrestdale Dr., Huntington, NY  11743      Address: 3834 Howe Street #9
Fax No.: (516) 877-5958                                    Oakland, CA 94611
                                                       Fax No.:


/s/ Steven Kursar
-----------------
Name:    Steven Kursar
Title:
Address:  4320 Greeley St., Houston, TX  77006
Fax No.:  (713) 529-6062


                      [SIGNATURE PAGE TO TPR CONTRIBUTION]

                                   SCHEDULE I


        Number of shares of Class A Common Stock and Class B Common Stock to be issued to the Stockholders of The Princeton Review, Inc.


Name                                                    Number of Shares
----                                                    ----------------
John Katzman                                            11,470,063 shares
Random House TPR, Inc.                                   3,378,618 shares
Harold Lee                                                  77,069 shares
Steven Kursar                                               98,216 shares
Bruce Task                                                 204,928 shares
Mark Chernis                                               120,756 shares
Alicia Ernst                                               120,756 shares
Jay Rosner                                                 120,756 shares
Jay Shulman                                                 85,244 shares

                                   SCHEDULE II

           Number of shares of Class A Common Stock to be issued to RH


Name                                                      Number of Shares
----                                                      ----------------
Random House TPR, Inc.                                    3,378,618 shares

                                  SCHEDULE III


   Number of shares of Class B Common Stock to be issued to Non-Voting Members



                                                  NUMBER OF SHARES OF NON-VOTING
STOCKHOLDER                                            CLASS B COMMON STOCK
-----------                                       ------------------------------
Charles Emmons & Charles Emmons Jr. (joint)                     24,431
The Princeton Review of Orange County, Inc.                     97,277
The Princeton Review of North Carolina, Inc.                    22,722
Lecomp Company, Inc.                                           169,614
The Princeton Review of Pittsburgh, Inc.                        18,594
The Princeton Review of Rhode Island, Inc.                      17,099
Karen Kearns                                                     3,498
The Princeton Review of Penninsula, Inc.                        61,062
The Princeton Review of St. Louis, Inc.                         25,844
The Kafiristan Blokes                                            7,325
Elayne Harney                                                    3,465
The Princeton Review of Boston, Inc.                           150,456
The Princeton Review of New Jersey, Inc.                       291,791
TSTS, Inc.                                                     191,300
Test Services, Inc.                                            239,114

Total                                                        1,323,592


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                                    Exhibits

            Exhibit A                 Certificate of Incorporation of Newco
            Exhibit B                 Bylaws of Newco
            Exhibit C                 Newco Stockholders Agreement